                                   EXHIBIT 5-1




                                                       January 22, 2002


Concord Camera Corp.
4000 Hollywood Boulevard
Presidential Circle - Suite 650N
Hollywood, Florida 33021

Gentlemen:

We have acted as counsel for Concord Camera Corp. (the "Company"), a New Jersey corporation, in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of 20,000 shares of the Company's common stock, no par value (the "Common Stock"), to be offered for sale by the Company upon the exercise of certain stock options ("Options") from time to time granted to Patrick Lee Po Cheung pursuant to a stock option plan established for the benefit of Mr.Lee.

We have examined the Company's Certificate of Incorporation and By-laws, both as amended, and minute books and such other documents and records as we have deemed necessary and relevant as a basis for our opinions hereinafter set forth. For the purposes of this letter, we have assumed the genuineness of all signatures and the conformity to original documents of all instruments furnished to us for review or examination as copies.

Based on the foregoing and having regard to such legal considerations as we have deemed relevant, it is our opinion that:

         1. The Common Stock covered by the Registration Statement has been validly authorized.

         2. When (i) the Common Stock has been duly registered under the Act, (ii) certificates for the Common Stock have been duly delivered, and (iii) the Company has received the consideration to be received by it pursuant to and upon exercise of the related Options, the Common Stock will be validly issued, fully paid and non-assessable by the Company, with no personal liability attaching to ownership thereof.

We hereby consent to the inclusion of this opinion in the Registration Statement and to the references to this firm contained therein.


                                               Very truly yours,


                                               KRONISH LIEB WEINER & HELLMAN LLP